EXHIBIT 23.2

                       ARTHUR ANDERSEN LLP


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 14, 1996, included in U.S. Long Distance Corp.'s Form 10-K for the year ended September 30, 1996 and to all references to our firm, included in this Registration Statement.


                                   /s/ Arthur Andersen LLP


San Antonio, Texas
April 9, 1997